1 November 2017 “Success is strengthening our Iconic Brands while driving higher  ROIC through focused execution” Tempur Sealy International, Inc. (TPX)

2 Global Bedding Products Company Investment Merits Tempur Sealy is the premium market leader… • Strong brands across a complete portfolio of  products • Global manufacturing foot print • Structural growth industry, with high ROIC and free  cash flow(1) • Industry is relatively concentrated in US and  fragmented globally …in a growth industry Forward-Looking Statements: This investor presentation contains “forward-looking statements” within the meaning of federal securities laws. Please review carefully the cautionary statements and other information included in the appendix under “Forward Looking Statements”. This presentation includes non-GAAP financial measures. Please refer to the footnotes and the explanations about such non-GAAP financial measures, including reconciliations to the corresponding GAAP financial measures, in the appendix at the end of this presentation. Footnotes: Please refer to the footnotes at the end of this presentation. Over 7,000 worldwide employees  •  57 worldwide manufacturing facilities

3 Bedding Industry Market Opportunity

4 Growing Global Mattress Industry $ in billions Non-US world consumption data is impacted by exchange rate fluctuations, please see footnote 5 for source.  US mattress sales growing at a 6% CAGR over last twenty years driven by consumer shift to higher priced mattresses  Non‐US mattress sales grew 5% CAGR since 2006, also driven by average price and units  Tempur Sealy is at the center of global trend toward higher quality, higher priced mattresses

5 Tempur Sealy Has Well Established Global Brands Tempur‐Pedic • Nothing precisely adapts, supports and  aligns like Tempur‐Pedic for life‐changing  sleep Stearns & Foster • Finest beds made with exceptional materials and unparalleled craftsmanship Sealy • Featuring Posturepedic Technology  providing support that’s right for you Percentage of  Revenue(2) 50% 10% N/A 40%  Brands are complementary and fully cover the market  Tempur Sealy is the premium market leader  COCOON by Sealy (bed in a box) • Your bed, your way

6 Complete Portfolio Of Products

7 New Products for 2017 The new Sealy featuring Posturepedic  Technology™ provides targeted support where  you need it most. Celebrating 25 years in sleep innovation with  the limited‐edition Tempur‐Legacy mattress. Launching internationally, the new Tempur‐Pedic  Flagship line features improved aesthetic design  that reflects the innovation inside.

8  $‐  $10  $20  $30  $40  $50  $60  $70 1Q'16 1Q'17 2Q'16 2Q'17 3Q'16 3Q'17 Direct Channel International North America Worldwide Direct Business Company Owned StoresWeb Call Center $ in millions +43% +39% +48%

9 Global Manufacturing Footprint  North American and International operating models support domestic demand and global growth  Driving for operational improvements on key metrics like product quality and on‐time delivery 23 North American Facilities 34 International Facilities Wholly owned and Joint Venture Joint Venture Licensee

10 Third Quarter Highlights  Net Sales in North America Declined from Last Year, Tempur‐Pedic Sales Increased 26% Excluding Mattress Firm  Direct Sales in North America Increased 149%, Driven by Web Sales Increase of over 200% 3Q  2017 3Q  2016 %Change %Change Constant  Currency(1) Net Sales $724.8  $832.4  ‐12.9% ‐13.3% Net Income  44.6  77.8  ‐42.7% ‐43.3% EPS 0.81  1.32  ‐38.6% ‐39.4% Adjusted EPS(1)(6) 1.00  1.32  ‐24.2% ‐25.0% EBITDA(1)(7) 123.8  155.0  ‐20.1% ‐20.6% Adjusted EBITDA(1)(7) 129.3  155.0  ‐16.6% ‐17.1% Operating Cash Flow 127.3  57.9  119.9% Three Months Ended September 30 3Q  2017 Leverage Ratio(1)(6) 3.70x Depreciation & Amortization $26.9 (in millions, except ratios, percentages, and per common share amounts)

11 2017 Plan and Near Term Priorities Adjusted EBITDA(7): $435 ‐ 450 million 2018 Comments 2017 Financial Targets(8) and Assumptions Grow Market Share around the Globe Robust Product Innovation Pipeline Significant Advertising Investments Operational Efficiencies/Margin Expansion Key Success Factors Capital Expenditures(13): Depreciation & Amortization*: Interest Expense: Tax Rate: Share Count: $65 – 70 million $105 million $90 million 32% 55 million * Depreciation and Amortization excludes $8.4 million of net adjustments related to  performance‐based stock compensation recognized in the first quarter of 2017 Note that the depreciation & amortization, interest expense, and tax rate amounts shown represent  management's current estimates. In addition there may be other items that would be expected to  impact GAAP net income in 2017 but would not impact adjusted EBITDA. Please refer to footnote 7.  The Company expects to provide full year financial guidance during the  fourth quarter earnings call in February 2018. In advance of this, the  Company has provided the following comments on 2018.  The Company expects to:  Launch new Tempur‐Pedic and Sealy Hybrid products in North  America  Institute price increases on Tempur‐Pedic, Sealy, and Stearns &  Foster products in North America to offset the majority of an  expected $30 million headwind to EBITDA from commodity cost  inflation  Expand its omnichannel strategy to optimize worldwide  distribution  Grow adjusted EBITDA in 2018

12 Growing Revenues in North America What gives us confidence to recapture:  Premier portfolio of branded beds  Over 94% of Tempur‐Pedic owners would recommend the product(9)  Sealy has one of the highest brand awareness of any US mattress brand(9)  Stearns & Foster had strong growth in 2016 & 2017  Strong network of retail partners throughout North America  Innovative, high quality product offerings  Key Recapture Methods: • Expand with current retailers, which represent 70% of our North America sales • Significantly increased investment in direct advertising • Innovative new product offerings to drive interest with retailers and consumers • Launching an entirely new Tempur‐Pedic line in North America in 2018 • Increased presence in underpenetrated markets  Leading Brands G owt  Strategy C fidence Mattress Firm represented 21% of our consolidated net sales in 2016, of which 60% was Tempur‐Pedic products  and 40% was Sealy products.

Tempur Sealy's Variable Cost Structure[2]

- Current plan is to maintain cost structure to support recapturing the majority of lost sales with the expectation of lower operating efficiencies in the short term
- Tempur Sealy's total cost structure is highly variable; approximately 75% in total
- Tempur Sealy cost structure can be quickly aligned with sales

Cost of Goods Sold



Fixed ~15%
~10% of total costs
Variable ~85%
~55% of total costs

Operating Expenses



Fixed ~45%
~15% of total costs
Variable ~55%
~20% of total costs

13

TEMPUR + SEALY

14 Debt Structure  In the near term, we anticipate EBITDA trailing down and using some of our cash flow to pay down debt  Leverage ratio target: 3.5x  Fixed rate debt represents ~60% of total debt; capital structure contains long‐dated maturities  Continued expansion to share repurchase program; authorized $600M in 2016(10) and $200M in February 2017(10)  About $227 million remaining after authorization on 2/16/2017 Rating Agency Ratings • S&P: BB as of February 2017 • Moody’s: Ba3 as of September 2017 $30  $30  $38  $53  $435  $450  $600  2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 Mandatory Maturity Profile(11) 3.3x 3.2x 3.7x 3.5x 3Q15 3Q16 3Q17 Target Leverage(6) ($ in millions)

15 Thank you for your interest in  Tempur Sealy International Improving the Sleep of More People Every Night, All Around the World For more information please email: investor.relations@tempursealy.com

16 Appendix

17 Aspirational Plan(12)  On August 7, 2017, the Company implemented a new Aspirational Program in the form of performance  restricted stock units tied to challenging performance targets. This Aspirational Program builds on the  challenging goals and the structure established in our original Aspirational Program adopted in 2015, with  slightly revised performance goals and new performance periods, as we align the management team around  our new aspirational targets following the termination with our largest customer • Performance restricted stock units (“PRSUs”) for approximately $1.5 million shares of the Company’s  common stock have been granted to over 150 employees. • PRSUs will vest based on adjusted EBITDA performance measured on a rolling 4 quarter basis during two  performance periods ‐‐ 2018 and 2019 (“Period 1”) and 2020 (“Period 2”). • If the minimum performance  target is met for the applicable period, awards become payable shortly  after the applicable Period. If an officer or employee leaves for any reason prior to vesting, all of his or  her PRSUs will be forfeited, subject to certain limited exceptions. ~20% of total costs ~15% of total costs (adjusted EBITDA $ in millions) For more information please refer to the Form 8‐K filed on August 7, 2017  % of Total Grant of PRSUs That Will Vest Adjusted EBITDA March 31, 2018 – December 31, 2019 (Period 1) ≥ $650 100%  $600 66% < $600 0%  Measured quarterly on a trailing four quarter period  If an award is earned in Period 1 the program ends, subject to a change of control provision  If an award is not earned in Period 1, then ½ of the award lapses and ½ of the award remains available for vesting based on performance in Period 2  Prorated based on performance between $600 & $650, but is only payable at the end of the respective period Achievement Schedule

18 Forward‐Looking Statements This investor presentation contains "forward‐looking statements," within the meaning of the federal securities laws, which include information concerning one or more of the Company's plans,  objectives, goals, strategies, and other information that is not historical information. When used in this presentation, the words "estimates," "expects," "guidance," "anticipates," "projects,"  "plans," "proposed," "intends," "believes," and variations of such words or similar expressions are intended to identify forward‐looking statements. These forward‐looking statements include,  without limitation, statements relating to the Company’s expectations regarding adjusted EBITDA, capital expenditures, depreciation, and amortization, interest expense, tax rate and share count  for 2017 and performance generally for 2017 and subsequent periods, expectations regarding the Company’s plan on 2018 with regret to product launches price increases and expansion of its  omnichannel strategy and the Company’s strategy to recapture market share in the U.S. including expected levels of advertising spending, and expectations regarding the Company’s target  leverage ratio, share repurchase program and the capital allocation strategy and expectations regarding the ability to reduce costs in a reduced sales or recession scenario and expectations  regarding commodity costs in 2018. All forward‐looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will  realize these expectations or that these beliefs will prove correct. Numerous factors, many of which are beyond the Company's control, could cause actual results to differ materially from those expressed as forward‐looking statements. These risk factors  include risks associated with the termination of the Company's relationship with Mattress Firm; risks associated with the Company's capital structure and debt level; general economic, financial  and industry conditions, particularly in the retail sector, as well as consumer confidence and the availability of consumer financing; changes in product and channel mix and the impact on the  Company's gross margin; changes in interest rates; the impact of the macroeconomic environment in both the U.S. and internationally on the Company's business segments; uncertainties arising  from global events; the effects of changes in foreign exchange rates on the Company's reported earnings; consumer acceptance of the Company's products; industry competition; the efficiency  and effectiveness of the Company's advertising campaigns and other marketing programs; the Company's ability to increase sales productivity within existing retail accounts and to further  penetrate the Company's retail channel, including the timing of opening or expanding within large retail accounts and the timing and success of product launches; the effects of consolidation of  retailers on revenues and costs; changes in demand for the Company's products by significant retailer customers; the Company's ability to expand brand awareness, distribution and new  products; the Company's ability to continuously improve and expand its product line, maintain efficient, timely and cost‐effective production and delivery of its products, and manage its growth;  the effects of strategic investments on the Company's operations; changes in foreign tax rates and changes in tax laws generally, including the ability to utilize tax loss carry forwards; the  outcome of various pending tax audits or other tax, regulatory or investigation proceedings and outstanding litigation; changing commodity costs; the effect of future legislative or regulatory  changes; and disruptions to the implementation of the Company's strategic priorities and business plan caused by abrupt changes in the Company's senior management team and Board of  Directors. There are a number of risks, uncertainties and other important factors, many of which are beyond the Company’s control, that could cause its actual results to differ materially from those  expressed as forward‐looking statements in this investor presentation, including the risk factors discussed under the heading "Risk Factors" under ITEM 1A of Part 1 of the Company’s Annual  Report on Form 10‐K for the year ended December 31, 2016. There may be other factors that may cause the Company's actual results to differ materially from the forward‐looking statements. The Company undertakes no obligation to update any forward‐looking statement to reflect events or circumstances after the date on which such statement is made. Note Regarding Historical Financial Information: In this investor presentation we provide or refer to certain historical information for the Company.  For a more detailed discussion of the Company’s financial performance, please refer to the  Company’s SEC filings. Note Regarding Trademarks, Trade Names and Service Marks: TEMPUR, Tempur‐Pedic, the Reclining Figure Design mark, TEMPUR‐Cloud, TEMPUR‐Choice, TEMPUR‐Weightless, TEMPUR‐Contour, TEMPUR‐Rhapsody, TEMPUR‐Flex, GrandBed, TEMPUR‐ Simplicity, TEMPUR‐Ergo, TEMPUR‐UP, TEMPUR‐Neck, TEMPUR‐Symphony, TEMPUR‐Comfort, TEMPUR‐Traditional, TEMPUR‐Home, Sealy, Sealy Posturepedic, Stearns & Foster, COCOON by Sealy  and Optimum are trademarks, trade names or service marks of Tempur Sealy International, Inc. and/or its subsidiaries.  All other trademarks, trade names and service marks in this presentation  are the property of the respective owners. Limitations on Guidance. The guidance included herein is from the Company’s press release and related earnings call on November 2, 2017. The Company is neither reconfirming this  guidance as of the date of this investor presentation nor assuming any obligation to update or revise such guidance. See above.

19 Footnotes 1. This is a non‐GAAP financial measure. Please refer to “Use of Non‐GAAP Financial Measures and Constant Currency Information”  2. Management estimates. 3. Based on the Company's results for fiscal 2016 or 2017, as applicable. For more information please refer to the Annual Report on Form 10‐K for the year ended  December 31, 2016 or the Quarterly Report on Form 10‐Q for the quarter ended September 30, 2017. 4. According to 2016 Mattress Industry Report of Sales & Trends provided by the International Sleep Products Association (“ISPA”). 5. CSIL World Mattress Report, 2016 (Top 44 Markets Mattress Consumption). 6. Adjusted net income, adjusted EPS, leverage, and leverage ratio are non‐GAAP financial measures. Please refer to the “Use of Non‐GAAP Financial Measures and  Constant Currency Information” beginning on slide 20 for more information regarding the definition of these non‐GAAP financial measures, including the adjustments  from the corresponding GAAP information.  7. EBITDA and adjusted EBITDA are a non‐GAAP financial measures. Please refer to the "Use of Non‐GAAP Financial Measures and Constant Currency Information"  beginning on slide 20 for more information regarding the definitions of EBITDA and adjusted EBITDA, including the adjustments from the corresponding GAAP  information. Amounts shown for 2017 financial targets on slide 11 represents management estimates of adjusted EBITDA performance based on the Company’s  guidance provided on November 2, 2017.  Please refer to “Forward‐Looking Statements” and “Limitations on Guidance” on slide 18.  The Company notes that it is  unable to reconcile this forward‐looking non‐GAAP financial measure to GAAP net income, its most directly comparable forward‐looking GAAP financial measure,  without unreasonable efforts, because the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that  would be expected to impact GAAP net income in 2017 but would not impact adjusted EBITDA. These items that impact comparability may include restructuring  activities, the impact of the recent termination of contracts with Mattress Firm, foreign currency exchange rates, income taxes, and other items. The unavailable  information could have a significant impact on the Company's full year 2017 GAAP financial results. 8. Based on the Company’s 2017 financial targets provided in the press release dated November 2, 2017 and the related earnings call on November 2, 2017. Please  refer to “Forward‐Looking Statements” and “Limitations on Guidance”. 9. Based on the Company’s own research with North American consumers. 10. Stock repurchases under this program may be made through open market transactions, negotiated purchases or otherwise, at times and in such amounts as  management deems appropriate. The timing and actual number of shares repurchased will depend on a variety of factors including price, financing and regulatory  requirements and other market conditions. The program does not require the purchase of any minimum number of shares and may be suspended, modified or  discontinued at any time without prior notice. Repurchases may be made under a Rule 10b5‐1 plan, which would permit shares to be repurchased when the  Company might otherwise be precluded from doing so under federal securities laws. 11. Based on debt outstanding September 30, 2017. For more information, please refer to the Company’s annual report on Form 10‐K for the year ended December 31,  2016. 12. For more information about the aspirational plan and the terms of the aspirational PRSUs, please refer to the Company’s SEC filings. In addition, please refer to  “Forward Looking Statements”. 13. This represents a more precise range than the than the one discussed on the third quarter earnings call on November 2, 2017.

20 Use of Non‐GAAP Financial Measures and Constant Currency Information In this investor presentation and certain of its press releases and SEC filings, the Company provides information regarding adjusted net income, adjusted EPS, EBITDA, adjusted EBITDA, and  consolidated funded debt less qualified cash and leverage ratio which are not recognized terms under U.S. GAAP and do not purport to be alternatives to net income and earnings per share  as a measure of operating performance or an alternative to total debt. The Company believes these non‐GAAP measures provide investors with performance measures that better reflect the  Company's underlying operations and trends, including trends in changes in margin and operating expenses, providing a perspective not immediately apparent from net income and  operating income. The adjustments management makes to derive the non‐GAAP measures include adjustments to exclude items that may cause short‐term fluctuations in the nearest GAAP  measure, but which management does not consider to be the fundamental attributes or primary drivers of the Company's business, including costs associated with its 2013 acquisition of  Sealy Corporation and its subsidiaries (“Sealy Acquisition”), legal settlements, a senior notes offering in the second quarter of 2016, the exclusion of charges associated with the Mattress  Firm termination in the first quarter of 2017 and other costs. The Company believes that exclusion of these items assists in providing a more complete understanding of the Company's underlying results from continuing operations and trends, and  management uses these measures along with the corresponding GAAP financial measures to manage the Company's business, to evaluate its consolidated and business segment  performance compared to prior periods and the marketplace, to establish operational goals and management incentive goals, and to provide continuity to investors for comparability  purposes. Limitations associated with the use of these non‐GAAP measures include that these measures do not present all of the amounts associated with our results as determined in  accordance with GAAP and these non‐GAAP measures should be considered supplemental in nature and should not be construed as more significant than comparable measures defined by  GAAP. Because not all companies use identical calculations, these presentations may not be comparable to other similarly titled measures of other companies. For more information  regarding the use of these non‐GAAP financial measures, please refer to the Company’s SEC filings. Constant Currency Information In this presentation the Company refers to, and in other communications with investors the Company may refer to, net sales or earnings or other historical financial information on a  "constant currency basis," which is a non‐GAAP financial measure. These references to constant currency basis do not include operational impacts that could result from fluctuations in  foreign currency rates. To provide information on a constant currency basis, the applicable financial results are adjusted based on a simple mathematical model that translates current period  results in local currency using the comparable prior corresponding period's currency conversion rate. This approach is used for countries where the functional currency is the local country  currency. This information is provided so that certain financial results can be viewed without the impact of fluctuations in foreign currency rates, thereby facilitating period‐to‐period  comparisons of business performance. EBITDA and Adjusted EBITDA A reconciliation of the Company's GAAP net income to EBITDA and adjusted EBITDA are provided on slide 21. Management believes that the use of EBITDA and adjusted EBITDA provides  investors with useful information with respect to the Company’s operating performance and comparisons from period to period. Leverage Consolidated funded debt less qualified cash to adjusted EBITDA, which the Company may refer to as leverage, is provided on slide 22 and is calculated by dividing consolidated funded debt  less qualified cash, as defined by the Company’s senior secured credit facility, by adjusted EBITDA. Although not relevant for purposes of assessing compliance with the Company's current  financial covenants, the Company provides this as supplemental information to investors regarding the Company’s operating performance and comparisons from period to period, as well as  general information about the Company's progress in reducing its leverage. Adjusted Net Income and Adjusted EPS A reconciliation of the Company's GAAP net income to adjusted net income and a calculation of adjusted EPS are provided on slide 23. Management believes that the use of adjusted net  income and adjusted EPS also provides investors with useful information with respect to the Company’s operating performance and comparisons from period to period.

Adjusted EBITDA Reconciliation

(in millions)	Three Months Ended September 30, 2017	Three Months Ended September 30, 2016	Trailing Twelve Months Ended September 30, 2017
GAAP Net income	$ 44.6	$ 77.8	$ 166.4
Interest expense, net	32.0	20.5	96.4
Income taxes	20.3	33.7	74.6
Depreciation and amortization	26.9	23.0	89.1
EBITDA	123.8	155.0	426.5
Adjustments			
Customer termination charges [1]	-	-	34.3
Restructuring costs [2]	-	-	7.8
Latin American subsidiary charges [3]	2.5	-	2.5
Other Costs [4]	3.0	-	3.0
Adjusted EBITDA	$ 129.3	$ 155.0	$ 474.1

Notes

(1) Adjusted EBITDA excludes $34.3 million of charges related to the termination of the relationship with Mattress Firm. This amount represents the $25.9 million of net charges and adds the net amortization impact of $8.4 million of stock-based compensation benefit incurred in the first quarter of 2017.

(2) Restructuring costs represents costs associated with headcount reduction and store closures.

(3) In the third quarter of 2017, the Company recorded $11.7 million of charges related to non-income taxes and financing arrangements in one of the Company's Latin American subsidiaries. Interest expense includes $9.2 million of charges, comprised of $4.9 million of interest expense on the non-income tax obligations and $4.3 million of interest expense on the financing arrangements. Operating expenses include $2.5 million of non-income tax charges.

(4) In the third quarter of 2017, the Company incurred $3.0 million in other costs. Cost of sales include $1.0 million of hurricane-related manufacturing and logistics costs due to the impact on certain manufacturing facilities and distribution centers. Operating expenses include $2.0 million of bad debt expense associated with a customer's bankruptcy and donations for hurricane relief efforts.

For additional information regarding the calculations above please refer to the Company's SEC filings.

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Leverage Reconciliation

(in millions, except ratio)	3Q15	3Q16	3Q17
Total debt[1]	$ 1,486.3	$ 1,696.0	$ 1,762.9
Plus: Letters of credit outstanding	19.8	19.8	22.4
Consolidated funded debt	1,506.1	1,715.8	1,785.3
Less: Domestic qualified cash [2]	40.0	33.8	17.2
Less: Foreign qualified cash [2]	19.1	33.1	14.7
Consoldiated funded debt less qualified cash	$ 1,447.0	$ 1,648.9	$ 1,753.4
Adjusted EBITDA[3]	$ 439.1	$ 516.4	$ 474.1
Leverage	**3.30x**	**3.19x**	**3.70x**

Notes
(1) Balance sheet amounts are as of the end of the referenced quarter.
(2) Qualified cash as defined in the Company's senior secured credit facility equals 100.0% of unrestricted domestic cash plus 60.0% of unrestricted foreign cash. For purposes of calculating leverage ratios, qualified cash is capped at $150.0 million.
(3) Represents Adjusted EBITDA for the trailing twelve-month period ended with the referenced quarter. A reconciliation of GAAP net income to Adjusted EBITDA with respect to the twelve-month period ended with the referenced quarter is set forth below.

($ in millions)	3Q15	3Q16	3Q17
GAAP net income	$ 131.4	$ 127.4	$ 166.4
Loss on extinguishment of debt	-	47.2	-
Interest expense, net	95.5	87.0	96.4
Income tax provision	64.8	142.0	74.6
Depreciation and amortization	94.1	92.2	89.1
EBITDA	$ 385.8	$ 495.8	$ 426.5
Adjustments	53.3	20.6	47.6
Adjusted EBITDA	$ 439.1	$ 516.4	$ 474.1

For additional information regarding the calculations above please refer to the Company's SEC filings.

22

TEMPUR + SEALY

23 Adjusted Net Income and Adjusted EPS (in millions, except per share amounts) September 30, 2017 September 30, 2016 GAAP net income 44.6$                                 77.8$                                 Latin American subsidiary charges (1) 11.7                                  ‐                                   Other costs (2) 3.0                                    ‐                                   Tax adjustments (3) (4.4)                                   ‐                                   Adjusted net income 54.9                                   77.8                                   Adjusted earnings per common share, diluted 1.00$                                 1.32$                                 Diluted shares outstanding 54.9                                   58.8                                   (1)     (2)     (3)     Notes Three Months Ended For additional information regarding the calculations above please refer to the Company's SEC filings. In the third quarter of 2017, the Company recorded $11.7 mill ion of charges  related to non‐income taxes  and financing arrangements in one  of the Company's  Latin American subsidiaries. Interest expense includes  $9.2 mill ion of charges, comprised of $4.9 mill ion of interest  expense on the non‐income tax obligations  and $4.3 million of interest expense on the financing arrangements. Operating expenses include  $2.5 million of non‐income tax charges. Adjusted income tax provision represents  adjustments  associated with the aforementioned items and other discrete income tax events. In the third quarter of 2017, we incurred $3.0 mill ion in other costs. Cost of sales include $1.0 million of hurricane‐related manufacturing  and logistics  costs  due to the impact on certain manufacturing facil ities  and distribution centers. Operating expenses  include $2.0 mill ion  of bad debt expense associated with a customer's  bankruptcy and donations  for hurricane relief efforts.